MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Small Business Company

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2007 included in the Annual Report on Form 10-KSB containing the annual financial statements for the year ended June 30, 2007 and to all references to our Firm included in this Registration Statement.

Very truly yours,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
December 13, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501